Exhibit 99.1

Investor Contact: Arthur Shannon arthur.shannon@bauschhealth.com (514) 856-3855 (877) 281-6642 (toll free)	Media Contact: Lainie Keller lainie.keller@bauschhealth.com (908) 927-1198

BAUSCH HEALTH ANNOUNCES D. ROBERT HALE HAS RESIGNED

FROM ITS BOARD OF DIRECTORS

LAVAL, Quebec, June 21, 2021 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) today announced that D. Robert Hale has resigned from his role as an independent director of the Company’s Board of Directors (“Board”) to focus on other business obligations related to his firm, ValueAct Capital (“ValueAct”), a shareholder of the Company.

“Rob has been a valued member of our Board since 2015, including formerly serving as our Chair of the Finance and Transactions Committee and as a member of the Talent and Compensation Committee, and most recently serving on the Special Transaction Committee. I would like to express my gratitude to ValueAct and to Rob for his numerous contributions, particularly as we have continued to transform Bausch Health,” said Joseph C. Papa, chairman and CEO, Bausch Health. “As we continue to work to execute the spinoff of Bausch + Lomb and create two attractive businesses to unlock value, we are focused on forming two strong Boards with diverse representation and perspectives to ensure we represent the customers, patients and shareholders we serve around the world.”

The Company and entire Board would like to thank Mr. Hale for his services and contributions and wish him well in his future endeavors.

“It has been a privilege to serve on the Bausch Health Board under Joe’s leadership as he and the executive team transformed the Company in line with a mission to improve people’s lives with the Company’s health care products. With my increasing professional responsibilities outside of Bausch Health, including joining the board of a second company headquartered in Japan last week, and considering my capable colleagues on the Board representing all of Bausch Health’s shareholders, I am resigning my seat.” said D. Robert Hale.

“I fully support the Company’s strategy to separate the global eye health business, its efforts to accelerate this strategy, and the ongoing leadership selection process. ValueAct remains an engaged and supportive shareholder. We are excited for what’s ahead,” Mr. Hale continued.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology, and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. For more information, visit www.bauschhealth.com and connect with us on Twitter and LinkedIn.

Forward-looking Statements

This news release may contain forward-looking statements, which may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch Health’s most recent annual report on Form 10-K and detailed from time to time in Bausch Health’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, and the fear of that pandemic and its potential effects, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on Bausch Health, including but not limited to its project development timelines, and costs (which may increase). Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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